Exhibit 23  Consents of Independent Public Accountants





        CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We do hereby consent to the incorporation by reference, in the Quarterly Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 of BlueStar Leasing, Inc. on Form 10 - QSB , of our report dated November 5, 2001, on our review of the financial statements of Blue Star Coffee, Inc. as of September 30, 2001 and for the quarter ended September 30, 2001, which report is include in the Quarterly Report Pursuant to Section 13 or 15(g) of the Securities Exchange Act of 1934 on Form 10- QSB.



                              /s/Chavez & Koch, CPA's, Ltd.
                              -----------------------------
                              Chavez & Koch, CPA's, Ltd.

November 13, 2001
Henderson, Nevada